MOBIVITY HOLDING CORP.
MASTER SERVICES AGREEMENT

This Master Services Agreement together with any Appendices, Schedules, and Exhibits attached hereto and made a part hereof (collectively the "Agreement") is entered into by and between Mobivity Holdings Corp., a Nevada corporation ("Mobivity") and PayPal, Inc., a Delaware corporation ("Client") as of the date this Agreement is executed and countersigned by the last of the parties hereto (the "Effective Date"). The parties may be referred to singularly as "Party" or collectively as "Parties."

1. **Background**. WHEREAS, Mobivity has developed certain software applications and services that enable its brand Clients and Gaming Company Partners ("Partner" or collectively, "Partners"), each with its own separate and distinct consumer audiences ("Consumer"), to direct marketing promotions and advertisements through Mobivity to one another's Consumers. As such, the Client agrees to the planning and placement terms and conditions as set forth below in this Agreement.

2. **Applicability.** This Agreement shall apply to offer planning and placement services (collectively, the "Services") rendered by Mobivity to Client, under any subsequent Statement of Work ("SOW"), Insertion Order, or similar agreements entered into by Mobivity and Client that reference this Agreement. Insertion Order means the latest version of the forms attached hereto as orders to the Agreement, which sets out the applicable Services (each an "Insertion Order").

3. **Payment Terms**. [redacted]

4. **Term**. The term of this Agreement (the "**Term**") shall commence on the Effective Date and shall continue for an initial term of one (1) year (the "**Initial Term**"), unless earlier terminated in accordance with this Agreement. Upon expiration of the Initial Term, this Agreement shall automatically renew for additional one-year periods (each, a "**Renewal Term**") until this Agreement is terminated in accordance with this section. Either Party may terminate this Agreement by written notice at least 30 days prior to the end of then-current Initial Term or Renewal Term.

[redacted] Mobivity may not cancel an Insertion Order or SOW except (1) upon non-payment by Client when applicable or (2) Partner not agreeing to the execution of Client's program, whereupon Mobivity may then cancel, limit, alter, or condition the Agreement if, and to the extent Partner cancels, limits, alters, or conditions the Agreement. Mobivity makes no representation, however, concerning the Partner's willingness generally to do business with Client, or the Partner's reaction to any actions on the part of Client. Notwithstanding the foregoing, with respect to any cancellation, limitation, alteration, or condition by the Partner, Mobivity represents that Mobivity has no reason to believe that the Partner will not place and run the advertising as set forth in an Insertion Order or SOW and believes in good faith that the Partner will run such advertising. The provisions of paragraphs 5, 6, 7, and 9 of this Agreement shall survive expiration or termination of this Agreement. Except as set forth in an Insertion Order or SOW, Client may not terminate an Insertion Order or SOW for any reason during the delivery or execution of a promotional flight within this Term.

5. **Warranty and Disclaimers**. Each party warrants that (i) it has the full power and authority to enter into these Terms and Conditions and to perform the obligations contained in these Terms and Conditions or any applicable Statement of Work and/or Insertion Order hereunder including Mobivity representing and warranting that it possesses sufficient power and authority from its Partners to grant necessary rights to Client to fulfill the purposes of this Agreement including use of Partner's Marks and Marketing Materials; (ii) that its

entry into, and performance under this Agreement, SOW and/or Insertion Order will not violate any law, statute or regulation or result in a breach of any material agreement or understanding to which it is bound, and (iii) that all information provided to the other Party is accurate to the best of that Party's knowledge and if additional information comes to light after the fact, the Party will provide such updated information to that Party without delay. Other than as set forth above, neither party makes any warranties of any kind, whether express or implied, statutory, or otherwise, including but not limited to any implied warranty of merchantability or fitness for a particular purpose.

6. Limitations of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY DAMAGES FOR LOST OF PROJECTED REVENUES OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THE SERVICES, EVEN IF ANY SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (II) THE PARTIES' MAXIMUM CUMULATIVE LIABILITY FOR DAMAGES ARISING OUT OF THE SERVICES, INCLUDING UNDER THESE TERMS AND CONDITIONS OR ANY STATEMENT OF WORK HEREUNDER, SHALL BE LIMITED TO THE AMOUNTS PAID BY CLIENT TO MOBIVITY IN CONNECTION WITH THE SERVICES SET FORTH IN THE APPLICABLE STATEMENT OF WORK DURING THE TWELVE MONTH PERIOD BEFORE THE LIABILITY IS PRINCIPALLY ALLEGED TO HAVE ARISEN.

7. Indemnity. Client shall defend, indemnify and hold harmless Mobivity and Mobivity Partner, any affiliated or subsidiary corporations, and their respective directors, officers, employees, agents, shareholders, partners, members, and other representatives (collectively, the "Mobivity Indemnified Parties") from and against any and all third party claims, allegations, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees) ("Losses") based in whole or in part, or otherwise arising from or relating to the content or subject matter of any of Client's Offers issued under this or any other Insertion Order or SOW, including but not limited to (i) allegations that such content or subject matter violate the rights of, or have caused injury to, a third party, are defamatory or obscene, or violate any law or regulations, (ii) any alleged or actual infringement of a third party's intellectual property rights, or (iii) any third-party claims of unfair competition ("Mobivity Claims). Client shall defend all such Mobivity Claims and pay counsel fees and other costs as incurred; provided that the applicable Mobivity Indemnified Party or Parties may each be represented and actively participate through its own counsel, at such Party's own cost and expense, in any such Mobivity Claim. Mobivity shall defend, indemnify and hold harmless Client and any affiliated or subsidiary corporations, and their respective directors, officers, employees, agents, shareholders, partners, members, and other representatives (collectively, the "Client Indemnified Parties") from and against any and all Losses based in whole or in part, or otherwise arising from or relating to (a) the content or operation of any of Mobivity Partners' applications, including but not limited to (i) allegations that such content or application violate the rights of, or have caused injury to, a third party, are defamatory or obscene, or violate any law or regulations, or (ii) any alleged or actual infringement of a third party's intellectual property rights, or (b) Mobivity's provision of Services under this agreement including but not limited inaccuracy of download information provided to Client ("Client Claims). Mobivity shall defend all such PayPal Claims and pay counsel fees and other costs as incurred; provided that the applicable PayPal Indemnified Party or Parties may each be represented and actively participate through its own counsel, at such Party's own cost and expense, in any such PayPal Claim.

8. Offer Materials.

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[redacted] publicity, [redacted]

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9. <u>Confidentiality and Non-Disclosure</u>.

(a) Any confidential information and proprietary data provided by one party to the other shall be deemed Confidential Information of the disclosing party, including information marked confidential, and information that, under the circumstances surrounding its disclosure, would be reasonably deemed confidential or proprietary. Confidential Information of Client includes details of its advertising program and proposed Offers. Confidential Information of Mobivity includes the pricing and terms of any SOW hereunder. Confidential Information does not include (i) information that is generally available to the public or (ii) information in a party's possession, without breach of confidentiality, prior to disclosure by the other party. Unless compelled by law or judicial process, the receiving party shall not disclose the other party's Confidential Information to anyone except an employee or agent, and in the case of Client, to the bank issuer of the Client branded product that will be included in an Offer or Marketing Assets, who has a need to know same, and who is bound by confidentiality obligations equivalent to those set forth herein. Either party may disclose the terms of a SOW to its actual and potential investors and financing sources, and in the case of Client, to the bank issuer of the Client branded product that will be included in an Offer or Marketing Assets. Neither Party will use any portion of Confidential Information provided by the other Party hereunder for any purpose other than those provided in this agreement.

(b) No personally identifiable information will be shared by Client to Mobivity. Performance information as to Offers may be shared by Client to Mobivity but only in aggregated, anonymized, non-identifiable reporting. All personal identifiable information gathered by Client through any response measurement method included in Offers is the property of Client and is considered Confidential Information.

10. Force Majeure. Neither party will be liable for delay or default in the performance of its obligations under this Agreement, or any Insertion Order or SOW hereunder if such delay or default is caused by conditions beyond its reasonable control, which include, but are not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event that lasts longer than thirty (30) days, the party not experiencing the force majeure event may terminate this Agreement upon written notice to the other party.

11. Consumer Support and Responsibilities. [redacted]

12. Miscellaneous. All notices and other communications in connection with the Services shall be in writing and delivered by email with 'read receipt' requested. Notices are effective when read by the receiving Party. The Parties are independent contractors, and nothing in these Terms and Conditions shall be construed as creating an agency, partnership, joint venture, or any other form of legal association between the parties. This Agreement (i) together with any SOW hereunder or subsequent SOW/Insertion Order, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede any previous oral or written arrangements or understandings relating thereto (provided that the pre-printed terms on any Client Purchase Order or similar document shall not be applicable), (ii) may be signed in counterparts, (iii) shall be governed by the laws of the State of Delaware (other than the conflicts of laws or provisions thereof), (iv) may not be amended or waived except in writing signed by both Parties, and (v) may not be assigned, in whole or in part, directly or indirectly, by operation of law or otherwise, by Client. This Agreement shall remain in full force and effect notwithstanding any merger, acquisition, or change of control of either Party, provided that any successor of Mobivity must onboard in Client's systems. No amendment to the Agreement, SOW and/or any Insertion Order is effective unless made in writing and signed by authorized representatives of both of the relevant Parties. In the event of any inconsistency between this Agreement and the provisions of any Statement of Work, Insertion Order, work order, purchase order, estimate, project plan or other similar document relating to the Services, the provisions of this Agreement shall prevail. If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall remain in effect.

IN WITNESS WHEREOF, duly authorized representatives of Mobivity and Client have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the Effective Date.

MOBIVITY HOLDINGS CORP.	PayPal, Inc.

Signature:		Signature:	DocuSigned by: Shanthini Sarkar 9FAA56F0CE7F402...
Name:	Kim Carlson	Name:	Shanthini Sarkar
Title:	COO	Title:	VP, Financial Services
Date:		Date:	March 9, 2026

PayPal Legal Approved EM

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Record Tracking

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Signer Events	Signature	Timestamp
Shanthini Sarkar shasarkar@paypal.com VP, Financial Services PayPal Security Level: Email, Account Authentication (None), Login with SSO	DocuSigned by: Shanthini Sarkar 9FAA56F0CE7F402... [redacted]	Sent: 3/4/2026 12:13:26 PM Viewed: 3/9/2026 2:53:11 PM Signed: 3/9/2026 2:55:20 PM
[redacted]		[redacted]

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[redacted]	COPIED	[redacted]

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